Exhibit 5.1

Muñiz, Ramirez, Perez-Taiman & Olaya Abogados

Las Begonias 475, 6º Piso, Lima 27, Perú

Tel. (51-1) 611-7000 (6210)

Fax (51-1) 611-7010 / (51-1) 611-7020

July 23, 2013

Graña y Montero S.A.A.

Av. Paseo de la República 4667

Surquillo, Lima

Peru

RE: Legal opinion regarding the validity of shares issued by Graña y Montero S.A.A.

Ladies and Gentlemen:

We have acted as special Peruvian counsel to Graña y Montero S.A.A. (the “Company”), a sociedad anónima abierta organized under the laws of the Republic of Peru (“Peru”), in connection with the Company’s Registration Statement on Form F-1 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the initial public offering of American Depositary Shares of the Company representing common shares, par value S/. 1.00 per share (such shares to be originally issued in the form of certificados provisionales until such certificados provisionales are registered with the Peruvian public registry, collectively the “Underlying Shares”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the Registration Statement and all exhibits thereto, (iii) the Minutes and Resolutions of the Board of Directors of the Company authorizing and approving the issuance of the Underlying Shares and the Registration Statement and (iv) such other statutes, records, certificates, agreements, and documents as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed. As to various questions of the fact material to the opinion hereinafter expressed, we have relied in part, and to the extent we have deemed necessary or appropriate, without independent check or verification of their accuracy, on the representations and warranties of the Company contained in the records, certificates, agreements, instruments, and documents furnished or made available to us by the Company or the officers or other representatives of the Company, including, without limitation, the representations of the Company regarding receipt of consideration for the Underlying Shares (having a value not less than the par value of the Underlying Shares). In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies thereof, and the authenticity of the originals of such latter documents.

Based upon the foregoing, subject to the assumptions, qualifications, limitations, and exceptions set forth herein, and reliance on the statements of facts contained in the documents that we have examined, we are of the opinion that the Underlying Shares will be when issued and sold, duly and validly authorized, legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of Peru and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal matters” and “Enforcement of judgments against foreign persons” in the Prospectus that is a part of the Registration Statement on Form F-1 (File No. 333-189067) of Graña y Montero S.A.A.

This opinion is rendered only for the Registration Statement purposes and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ ESTUDIO MUÑIZ, RAMIREZ, PEREZ-TAIMAN & OLAYA

ESTUDIO MUÑIZ, RAMIREZ, PEREZ-TAIMAN & OLAYA

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